Exhibit 99.1

XWELL Appoints Global Energy and Capital Markets Leader Gerard Reid to its Board of Directors

Company Strengthens Board with Globally Recognized Energy Transition and Capital Markets Expert

New York, NY – August 5, 2026 – XWELL, Inc. (the "Company" or “XWELL”) (NASDAQ: XWEL), today announced the appointment of Gerard Reid to its Board of Directors, effective immediately. The Company also announced that Ezra Ernst has resigned as a director from the Board of Directors to focus on his responsibilities as President and Chief Executive Officer. Mr. Ernst will continue to serve as President and CEO of the Company.

Mr. Reid is internationally recognized as one of the leading advisors on the future of energy, technology, infrastructure and capital markets. Over the past 25 years, Mr. Reid has advised boards of directors, executive officers, institutional investors, governments and entrepreneurs on corporate strategy, governance, capital allocation, mergers and acquisitions, energy transition and industrial transformation.

Mr. Reid is currently a member of the leadership team of the Energy Transition Forum. He is also the co-founder and co-host of the highly regarded podcast, Redefining Energy, a leading energy-focused podcasts, featuring global CEOs, policymakers, investors and technology leaders discussing the future of energy and infrastructure.

Throughout his career, Mr. Reid has built an exceptional reputation across global capital markets. He is the Co-Founder and Partner of Alexa Capital and previously served as the Managing Director and Head of Cleantech Research at Jefferies International. He has additionally advised utilities, infrastructure funds, private equity firms, institutional investors and high-growth technology companies on strategic transactions, capital raising, renewable energy, digital infrastructure, climate technology and long-term investment strategies.

Mr. Reid’s extensive board leadership experience includes serving as Chairman of Reshape Energy, Febesol and Greencom Networks, where he helped guide corporate strategy, financing initiatives and business growth within rapidly evolving energy markets.

"We are delighted to welcome Gerard to the Board of Directors," said Bruce Bernstein, Chairman of the Board of the Company. "Gerard brings an exceptional combination of global capital markets expertise, strategic leadership and deep knowledge of the rapidly evolving energy and infrastructure landscape. As XWELL continues to execute its long-term growth strategy, we believe his experience advising leading companies, institutional investors and policymakers around the world will provide tremendous value to both our Board and our shareholders."

Commenting on his appointment, Gerard Reid stated:

"I am honored to join the Board of XWELL at such an exciting point in the Company's evolution. I believe that we are entering a period where the convergence of artificial intelligence, electrification, digital infrastructure and capital markets is creating significant opportunities for innovative companies. I look forward to working closely with the Board and management team to help shape the Company's long-term strategy and create sustainable value for shareholders."

The Company also expressed its appreciation to Ezra Ernst for his service as a member of the Board of Directors.

"On behalf of the Board, I would like to thank Ezra for his contributions as a director," said Bruce Bernstein, Chairman of the Board. "As President and CEO, I believe that Ezra's full attention will remain focused on executing the Company's strategic priorities, driving operational performance and delivering long-term shareholder value."

About XWELL, Inc.

XWELL, Inc. (NASDAQ: XWEL) is focused on developing and executing strategic opportunities across technology, infrastructure and emerging growth markets. The Company is committed to creating long-term value for shareholders through disciplined capital allocation, strategic partnerships and operational execution.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Such statements include, but are not limited to, statements regarding the Company's strategic plans, growth initiatives, future opportunities and expected benefits arising from the appointment of Mr. Reid to the Board of Directors. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.